Exhibit 23.3

LNP Audit and Assurance International Pty Ltd

ABN 53 649 276 666

L8 309 Kent Street Sydney NSW 2000

+61 2 9290 8515

L24 570 Bourke Street Melbourne VIC 3000

+61 3 8658 5928

L14 167 Eagle Street Brisbane QLD 4000

+61 7 3607 6379

www.lnpaudit.com

December 13, 2022

Consent of Independent Auditors

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-254290) and related Prospectus of CleanSpark, Inc., of our report dated September 24, 2022, with respect to the Combined Financial statements of the GA Business of Mawson Infrastructure Group Inc. for the fiscal year ended December 31, 2021, included in the Current Report on Form 8-K of CleanSpark, Inc., filed with the Securities and Exchange Commission on October 11, 2022.

We further consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-254290) and related Prospectus of CleanSpark, Inc., for the registration of common stock, preferred stock, debt securities, warrants, subscription rights, and units of CleanSpark, Inc.

LNP Audit and Assurance International Pty Ltd

Anthony Rose, Director

Sydney

Liability limited by a scheme approved under the professional standards legislation	1